UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2019

KINDER MORGAN, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35081 (Commission File Number)	80-0682103 (I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2019, the Board of Directors of Kinder Morgan, Inc. (the “Company”) approved an amendment to the Company’s 2015 Amended and Restated Stock Incentive Plan to provide a minimum vesting period of 36 months for stock-based awards made under the plan, subject to an exception for up to 5% of the shares available for awards under plan. The amendment is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 22, 2019, the Company filed with the Secretary of State of the State of Delaware a certificate of elimination (the “Certificate of Elimination”) that, effective upon filing, eliminated from the Company’s Amended and Restated Certificate of Incorporation all matters set forth in the Certificate of Designations of 9.75% Series A Mandatory Convertible Preferred Stock (the “Series A Preferred Stock”). No shares of the Series A Preferred Stock were issued and outstanding at the time of the filing of the Certificate of Elimination. A copy of the Certificate of Elimination is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits

3.1    Certificate of Elimination of 9.75% Series A Mandatory Convertible Preferred Stock of Kinder Morgan, Inc.

10.1    Amendment No. 3 to 2015 Amended and Restated Stock Incentive Plan.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Dated: January 22, 2019	By:	/s/ David P. Michels
David P. Michels Vice President and Chief Financial Officer

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